Exhibit 3.191

ARTICLES OF ORGANIZATION

OF

SPONAUGLE HARTENBACH, L.L.C.

a Florida Limited Liability Company

ARTICLE I
NAME

The name of this Limited Liability Company is SPONAUGLE HARTENBACH, L.L.C. (the “Company”).

ARTICLE II
ADDRESS

The mailing address and street address of the principal office of the Limited Liability Company is:

1810 Alt. 19 South, Suite N
Tarpon Springs, FL 34689

ARTICLE III
DURATION

The Company’s existence shall commence upon the acceptance of the Articles of Organization by the Secretary of State of Florida and shall continue in existence until the expiration of fifty (50) years from such commencement date, unless sooner terminated, liquidated, or dissolved by law or by the unanimous consent of the Members.

ARTICLE IV
MANAGEMENT

The Limited Liability Company is to be managed by its managers and the names and address of such managers who are to serve as managers are:

MARVIN LUTHER SPONAUGLE, M.D.
1810 Alt. 19 South, Suite N
Tarpon Springs, FL 34689

WILLIAM N. HARTENBACH, M.D.
1810 Alt. 19 South, Suite N
Tarpon Springs, FL 34689

ARTICLE V
ADMISSION OF NEW MEMBERS

The right, if given, of the members to admit additional members and the terms and conditions of the admissions shall be:

The manager may admit new members in its sole and unfettered discretion subject only to the condition that such additional member must agree in writing to be bound as a member by the Operating Agreement of the Company.

ARTICLE VI
MEMBERS RIGHTS TO CONTINUE BUSINESS

The right, if given, of the remaining members of the limited liability company to continue the business on the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company shall be:

The death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company shall not terminate the company, and the business of the company shall be automatically continued , so long as there is at least one remaining member.

ARTICLE VII
AFFIDAVIT OF MEMBERSHIP AND CONTRIBUTIONS

The undersigned member or authorized representative of a member of SPONAUGLE HARTENBACH, L.L.C. certifies:

1)	The above named limited liability company has at least one member.
2)	The total amount of cash contributed by each member is:	$100.00
3)	The total amount of cash contributed and anticipated to be contributed by each member is:	$100.00

AUTHORIZED REPRESENTATIVE OF MEMBER SPONAUGLE HARTENBACH, L.L.C.

/s/ Alan S. Gassman
ALAN S. GASSMAN

(In accordance with section 608.408(3), Florida Statutes, the execution of this affidavit constitutes an affirmation under the penalties of perjury stated herein are true.)

/s/ Alan S. Gassman
ALAN S. GASSMAN

STATE OF FLORIDA	)
COUNTY OF PINELLAS	)

The foregoing instrument was acknowledged before me this 7th day of April, 1999, by ALAN S. GASSMAN, as Authorized Representative of SPONAUGLE HARTENBACH, L.L.C., who is personally known to me.

Witness my hand and official seal in the county and state last aforesaid on the day and year first written above.

/s/ Ellen M. Tischio
Notary Public, State of Florida
My Commission Expires:

ACCEPTANCE OF REGISTERED AGENT

Pursuant to the provisions of Section 608.415 or 608.507, Florida Statutes, the undersigned Limited Liability Company submits the following statement to designate a Registered Office and Registered Agent in the State of Florida:

The name of the Limited Liability Company is; SPONAUGLE HARTENBACH, L.L.C.

The name and Florida street address of the Registered Agent are:

Alan S. Gassman, Esquire
1245 Court Street
Suite 102
Clearwater, Florida  33756

Having been named as Registered Agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as Registered Agent and agree to act in this capacity.  I further agree to comply with the provisions of all mattes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as Registered Agent.

/s/ Alan S. Gassman	(SEAL)
ALAN S. GASSMAN, ESQUIRE

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF ORGANIZATION OF

SPONAUGLE HARTENBACH, L.L.C.

FIRST:                                                                                   The date of filing of the Articles of Organization was April 8, 1999.

SECOND:                                                                    The following amendments to the Articles of Organization were adopted by the Limited Liability Company:

ARTICLE I:  The name of the Limited Liability Company has been changed to:

NORTHWOOD ANESTHESIA ASSOCIATES, L.L.C.

ARTICLE II:  The mailing address and street address of the principal office of the Limited Liability Company is:

1810 Alt 19 South, Suite N

Tarpon Springs, FL 34689

Dated:                    August 13, 2001.

AUTHORIZED REPRESENTATIVE OR MEMBER OF NORTHWOOD ANESTHESIA ASSOCIATES, L.L.C.
ADVISORS, L.L.C.

/s/ Alan S. Gassman
ALAN S. GASSMAN